UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2019

Commission file number 001-31617

BRISTOW GROUP INC.
(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
On April 10, 2019, Bristow Group Inc. (the “Company”) appointed Christopher Gillette to succeed Brian J. Allman as Chief Accounting Officer of the Company. In this role, Mr. Gillette will serve as the Company’s principal accounting officer. As previously announced, Mr. Allman was recently appointed to succeed L. Don Miller as Senior Vice President and Chief Financial Officer of the Company. In connection with his appointment, Mr. Gillette will cease to serve in his current role as the Company’s Director of Global Accounting and Shared Services.

Mr. Gillette, 37, joined the Company in February 2016 as Director of Global Accounting and was subsequently promoted to Director of Global Accounting and Shared Services in May 2016. Before joining the Company, Mr. Gillette worked at Era Group Inc. where, from September 2013 until November 2015, he served as Corporate Controller and, from December 2015 until January 2016, he served as a consultant. A Certified Public Accountant, Mr. Gillette previously worked in public accounting as a Senior Manager with KPMG where he began his career.

For his service in the role of Chief Accounting Officer, Mr. Gillette will receive an annual base salary equal to $240,000, a target bonus opportunity equal to 40% of base salary and a target long-term incentive award opportunity equal to 75% of base salary. Consistent with the Company’s prior practice for executives hired or promoted outside of the regular equity grant cycle, Mr. Gillette’s initial compensation package does not include an equity component. The Company anticipates that Mr. Gillette would be eligible to receive ordinary course equity grants on the Company’s annual schedule.

The selection of Mr. Gillette to serve as the Company’s Chief Accounting Officer was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Gillette and any director or other executive officer of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Gillette and the Company and/or its subsidiaries.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: April 10, 2019	By:	/s/ E. H. Underwood III
E. H. Underwood III
Interim General Counsel